UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

MEDIACOM BROADBAND LLC

MEDIACOM BROADBAND CORPORATION

(Exact name of Registrants as specified in their charters)

Delaware Delaware	333-72440 333-82124-02	06-1615412 06-1630167
(State of incorporation)	(Commission File Nos.)	(IRS Employer Identification Nos.)

100 Crystal Run Road

Middletown, New York 10941

(Address of principal executive offices)

Registrants’ telephone number: (845) 695-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 20, 2012, Mediacom Broadband LLC and Mediacom Broadband Corporation, each wholly-owned subsidiaries of Mediacom Communications Corporation, announced that they have amended their previously announced cash tender offer to purchase outstanding 8 1/2% senior notes due 2015. The amendment increased the aggregate principal amount of the tender offer from $300 million to $350 million.

A copy of the press release detailing this amendment is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release, dated August 20, 2012, regarding Tender Offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2012

Mediacom Broadband LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

Dated: August 21, 2012

Mediacom Broadband Corporation

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer